Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (CLA)

We consent to the incorporation by reference in the Registration Statement No. 333-146844 on Form S-8 of Ames National Corporation of our report dated June 23, 2022, appearing in this Annual Report on Form 11-K of Ames National Corporation 401(k) Plan for the year ended December 31, 2022.

/s/ CliftonLarsonAllen LLP

Cedar Rapids, Iowa

June 29, 2023